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                                                                     Exhibit 3.1



                         CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BIG CITY BAGELS, INC.

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                         Pursuant to Section 805 of the
                        New York Business Corporation Law

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         We, the undersigned, being, respectively, the Board of Directors of Big
City Bagels, Inc. (the "Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York hereby certify:

         2.    The name of the Corporation is Big City Bagels, Inc.

         3. The date the Certificate of Incorporation was filed with the Department of State of the State of New York is December 14, 1992.

         4. Article FOURTH of the Certificate of Incorporation of the Corporation relating to the number of shares the Corporation is authorized to issue is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of a series of Preferred Stock, par value $.001 per share, to be designated Class C 6% Cumulative Convertible Preferred Stock. Accordingly, Article FOURTH is hereby amended by the addition of a new subsection, subsection
               (e), to read as follows:

         (A)   Class C 6% Cumulative Convertible Preferred Stock

               (i) Designations and Amount. 25,000 shares of the Preferred Stock of the Corporation, par value $ .001 per share, shall constitute a class of Preferred Stock designated as Class C 6% Cumulative Convertible Preferred Stock ("Class C Preferred Stock"). The Class C Preferred Stock shall have a stated value of $100 per share.


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               (ii)   Rank. The Class C Preferred Stock shall rank senior to all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding, including, without limitation, the Corporation's Common Stock ("Common Stock"), and any other classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding (collectively, the "Junior Securities"). The Corporation will not issue any class or series of any class or capital stock which ranks senior to or pari passu with the Class C Preferred Stock with respect to dividend rights or rights on liquidation or dissolution of the Corporation.

               (iii) Dividends. Each share of Class C Preferred Stock will earn cumulative dividends at the per annum rate of 6% of the Stated Value (or $6.00 per share) of such Class C Preferred Stock (pro rated for shorter periods) ("Preferred Dividends"). Such dividend shall accumulate and be payable in cash or in the Corporation's Common Stock when the Class C Preferred Stock is redeemed (such Preferred Dividends accruing through the date of redemption) or converted (such Preferred Dividends accruing through the date of Conversion) to Common Stock or in the event of any liquidation or similar event of the Company (such Preferred Dividend accruing through the date of distribution of the Company's assets). No dividends, other than dividends payable solely in shares of Common Stock, shall be declared or paid with respect to the Common Stock while the Class C Preferred Stock is outstanding. In addition, the Corporation shall not make any distribution of assets on, or redeem, purchase or otherwise acquire Junior Securities, while any Class C Preferred Stock is outstanding.

               (iv) Rights on Liquidation, Dissolution, or Winding Up. Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as a result of which the assets of the Corporation, whether from capital, surplus or earnings, shall be distributed to the stockholders of the Corporation, such assets shall be distributed first to holders of Class C Preferred Stock in the amount of whichever is greater (a) $100 per share plus all accumulated but unpaid Preferred Dividends thereon, as of the date such payment is made to the holders of the Class C Preferred Stock or (b) the amount the holders of the Class C Preferred Stock would have received had the holders of the Class C Preferred Stock converted all the Class C Preferred Stock (and all Preferred Dividends) into Common Stock immediately prior to the record date for such voluntary or involuntary liquidating dissolution or winding up, before distribution of any such assets to any holders of the Common Stock or of any of the other Junior Securities, and such payments to the holders of the Class C Preferred Stock shall be in full redemption thereof.

               (v) Voting Rights. The holders of Class C Preferred Stock shall not be entitled to vote on any matter, except as may be required by law.

               (vi)   Conversion of Class C Preferred Stock.


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                      (A)  The holders of Class C Preferred Stock shall have the right, at each holder's option, at any time or from time to time, to convert each share of such holder's Class C Preferred Stock, together with the accrued and unpaid Preferred Dividends payable thereon through the date of such conversion, into the number of shares of Common Stock determined by dividing $100 plus the accumulated and unpaid Preferred Dividends payable thereon through the date of conversion by an amount which shall be the lesser of

                           (a)  $1.404, or

                           (b) the following percentage of the average of the Closing Bid Prices for the Common Stock for the five trading days prior to the date when the holder elects to convert the holder's Class C Preferred Stock into Common Stock:

                                (v) 70% if such election is made prior to the effective date ("Effective Date") of the Registration Statement to be filed by the Corporation with the United States Securities and Exchange Commission registering all the shares of the Common Stock to be issued upon conversion of all of the outstanding shares of the Class C Preferred Stock for public offering and sale, which Registration Statement the Corporation shall keep effective until all securities registered thereunder are sold or the securities may be sold by the holders thereof pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended;

                                (w)  82.5% if such election is made no later
                                     than six months after the Effective Date;

                                (x) 81% is such election is made more than six months after, but not later than nine months after the Effective Date;

                                (y) 79% if such election is made more than nine months after, but not later than twelve months after the Effective Date, and

                                (z)  75% if such election is made more than
                                     twelve months after the Effective Date.

                      Provided, however, that if the Effective Date is later than May 26, 2000, then the percentages in the foregoing five clauses of this subparagraph (b) shall be reduced by one half of one percent for each full month that elapses between



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                      May 26, 2000 and the Effective Date. In addition, the
                      conversion prices set forth above shall be adjusted for stock splits, stock dividends and recapitalization.

                      The "Closing Bid Price" shall mean the closing bid price for the Corporation's Common Stock, as reported by The Nasdaq Stock Market if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, or the last sales price of the Common Stock if the Common Stock is listed on a national securities exchange, whichever is the principal trading market for the Common Stock. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the Closing Bid Price shall mean the closing bid price for the Common Stock, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith.

               (B) In order for any holder of Class C Preferred Stock to convert the same into shares of Common Stock, such holder shall execute the Conversion Election on the reverse side of the certificate evidencing the Class C Preferred Stock being converted and delivering such certificate to the Corporation at its principal office, setting forth in the Conversion Election the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Conversion Election shall be deemed to be effective upon receipt by the Corporation. If the Conversion Election is received by the Corporation after 3:00 p.m. Eastern Time on any day, it shall be deemed to be received the next following business day. The Corporation shall, as soon as practicable, but not later than three business days after the date of receipt of the Conversion Election, issue and deliver to the location designated by such holder, the certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as a result of such conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such conversion.

               (C) The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Class C Preferred Stock or payment of any dividend thereon and in lieu of such fractional share the Corporation shall round up or down to the nearest whole number of shares the total number of shares of Common Stock to be issued to such holder.

               (D) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock, a sufficient number of



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                      shares of Common Stock to permit the conversion of the
                      then outstanding shares of the Class C Preferred Stock and the accumulated and unpaid Preferred Dividends thereon. All shares of Common Stock when issued upon conversion of shares of the Class C Preferred Stock and/or the accumulated and unpaid Preferred Dividends thereon, shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of the Class C Preferred Stock and/or the accumulated and unpaid Preferred Dividends thereon, the Corporation will list the shares of Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

               (E)    If any of the following shall occur:

                      (x) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class C Preferred Stock (other than a change in par value, or from par value to no par value), or from no par value to par value, or

                      (y)  a subdivision or combination, or

                      (z) any consolidation or merger to which the Corporation is a party other then a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, outstanding shares of Common Stock, (each a "Dilutive or Anti-Dilutive Event"), then (1) each share of the Class C Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities that the holder of such Class C Preferred Stock would have received as a result of being a holder of the number of shares of Common Stock as if such holder had converted such share of the Class C Preferred Stock to Common Stock immediately prior to such Dilutive or Anti-Dilutive Event and (2) the Corporation shall give the holders of Class C Preferred Stock prior written notice of each Dilutive or Anti-Dilutive Event not less than fifteen business days prior to the record date to determine holders of record of Common Stock entitled to receive capital stock and/or other securities as a result of such Dilutive or Anti-Dilutive Event. The provision of this section (vi)(E) shall similarly apply to successive reclassification, changes, consolidations or mergers.

               (F) If any Class C Preferred Stock is issued and outstanding on December 28, 2002, such Class C Preferred Stock shall, without any action on the part of the holder thereof or of the Corporation, be automatically converted into Common Stock on that date on the same terms as if the holder had elected to convert such Class C Preferred Stock to Common Stock on such date.



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               (G)    Redemption.  Subject to the conversion rights set forth
                      above, the Class C Preferred Stock shall be subject to redemption, in whole as a Class and not in part, by the Corporation, at the Corporation's election, at any time after the Effective Date, upon 30 days' prior written notice given by first class mail postage prepaid, to the addresses of the holders of the Class C Preferred Stock as recorded in the Corporation's records, at a redemption price per share payable in cash equal to

                      (w) if the election to redeem is made at any time not later than six months after the Effective Date, $117.50 plus accrued and unpaid Preferred Dividends;

                      (x) if the election to redeem is made more than six months after, but not later than nine months after the Effective Date, $119.00 plus accrued and unpaid Preferred Dividends;

                      (y) if the election to redeem is made more than nine months after, but not later than twelve months after the Effective Date, $121.00 plus all accrued and unpaid Preferred Dividends, and

                      (z) if the election to redeem is made more than twelve months after the Effective Date, $125.00 plus all accrued and unpaid Preferred Dividends.

               Provided, however, that if the Effective Date is later than May 26, 2000, then there shall be added to the redemption prices set forth in each of the foregoing clauses of this paragraph G the sum of fifty cents for each full month that elapses between May 26, 2000 and the Effective Date.



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         (H)   Amendments and Other Actions
               So long as shares of Class C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then outstanding shares of Class C Preferred Stock

               (a) alter or change the rights, preferences or privileges of the Class C Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Class C Preferred Stock; or

               (b) create any new class or series of senior to or pari passu with the Class C Preferred Stock.

               Notwithstanding the foregoing, the Corporation when authorized by resolutions of its Board of Directors may amend or supplement this Certificate without the consent of any holder of Class C Preferred Stock to cure any ambiguity, defect or inconsistency.

         (I) Registration and Transfer. The Corporation shall maintain at its principal executive offices (or at the principal executive offices of its transfer agent or such other office or agency of the Corporation as it may designate by notice to the holders of the Class C Preferred Stock) a stock register for the Class C Preferred Stock in which the Corporation shall record the names and addresses of persons in whose names the shares of Class C Preferred Stock are issued, as well as the name and address of each transferee. Holders of share certificates for the Class C Preferred Stock may present such certificates for transfer and exchange at such offices.

               Prior to due presentment for registration of transfer of any Class C Preferred Stock, the Corporation may deem and treat the person in whose name any Class C Preferred stock is registered as the absolute owner of such Class C Preferred Stock and the Corporation shall not be affected by notice to the contrary.

               No service charge shall be made to a holder of Class C Preferred Stock for any registration, transfer or exchange.

               IN WITNESS WHEREOF, the undersigned have executed this Certificate this 29th day of December, 1999, and affirm the statements contained herein are true under penalties of perjury.

                                BIG CITY BAGELS, INC.


                                By: /s/ Peter Keenan
                                   -----------------
                                    Name:   Peter Keenan
                                    Title:  President



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